================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):
                         July 11, 2001 (July 11, 2001)



                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
            (Exact Name of Registrant as Specified in Its Charter)


            Pennsylvania                                  0-11053                                      23-2093008
     (State of incorporation)                     (Commission File Number)                  (I.R.S. Employer or organization)
                                                                                                    Identification No.)


                                 100 CTE Drive
                             Dallas, PA 18612-9774
   (Address, including zip code of Registrant's principal executive offices)


      Registrant's telephone number, including area code: (570) 631-2700

Item 5.
-------

July 11, 2001, 8K Filing
------------------------

As previously disclosed in the Commonwealth Telephone Enterprises, Inc. ("CTE") 2000 annual report, CTE announced a restructuring of its CTSI subsidiary in December 2000 pursuant to which CTSI exited five expansion markets and retained its original three "edge-out" markets. Beginning with its 2000 annual report, CTE began reporting CTSI's "edge-out" markets results separately. CTE is disclosing the following selected historical quarterly data pertaining to CTSI's "edge-out" markets and expects to disclose this data on a prospective basis.



Cumulative Access Lines Installed
---------------------------------
1Q97             2,022
2Q97             4,796
3Q97            10,347
4Q97            18,018

1Q98            22,977
2Q98            28,619
3Q98            34,398
4Q98            41,004

1Q99            48,516
2Q99            55,311
3Q99            65,290
4Q99            73,739

1Q00            81,097
2Q00            90,732
3Q00            93,722
4Q00            97,174

Revenue (dollars in millions) - Unaudited
-----------------------------------------
1Q97           $   0.3
2Q97           $   0.8
3Q97           $   1.4
4Q97           $   2.8
FY97           $   5.3

1Q98           $   3.9
2Q98           $   4.9
3Q98           $   6.1
4Q98           $   6.8
FY98           $  21.7

1Q99           $   7.6
2Q99           $   8.4
3Q99           $  10.0
4Q99           $  11.6
FY99           $  37.6

1Q00           $  12.3
2Q00           $  12.5
3Q00           $  13.3
4Q00           $  15.0
FY00           $  53.1

EBITDA (dollars in millions) - Unaudited
----------------------------------------
1Q97          ($   1.2)
2Q97          ($   2.3)
3Q97          ($   3.6)
4Q97          ($   2.8)
FY97          ($   9.9)

1Q98          ($   2.0)
2Q98          ($   1.9)
3Q98          ($   1.4)
4Q98          ($   1.2)
FY98          ($   6.5)

1Q99          ($   0.8)
2Q99          ($   0.4)
3Q99          ($   0.3)
4Q99          ($   0.1)
FY99          ($   1.6)

1Q00          ($   0.1)
2Q00           $   0.2
3Q00           $   1.1
4Q00           $   1.6
FY00           $   2.8